UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

Anteris Technologies Global Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-42437	99-1407174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302 9 Sherwood Road Toowong, QLD Australia	4066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3152 3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On or about October 23, 2025 (October 24, 2025 AEST), Anteris Technologies Global Corp. (the “Company”) entered into (i) subscription agreements  (the “Subscription Agreements”) with certain investors, pursuant to which we agreed to sell 2,244,896 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and accompanying five-year warrants (the “Common Stock Warrants”) to purchase 2,244,896 shares of Common Stock at a price of US$4.90 per share of Common Stock and accompanying Common Stock Warrant (the “Common Stock Offering”), and (ii) confirmation letters (the “Confirmation Letters”) with certain investors, pursuant to which we agreed to sell 2,788,064 CHESS Depositary Interests (“CDIs”) and accompanying five-year warrants (the “CDI Warrants”) to purchase 2,788,064 CDIs at a price of A$7.50 per CDI and accompanying CDI Warrant (the “CDI Offering”, and together with the Common Stock Offering, the “Offering”). The Common Stock Offering is expected to close on or around October 27, 2025, subject to customary closing conditions.  The CDI Offering is expected to settle on or around October 30, 2025, subject to customary closing conditions. The Offering is expected to result in aggregate gross proceeds of approximately US$25 million. Evolution Capital Pty Ltd acted as lead manager for the CDI Offering, and will be issued 250,000 CDI Warrants.

Each of the Common Stock Warrants and the CDI Warrants are exercisable commencing six months following the date of issuance. The exercise price of the Common Stock Warrants is $7.50 per share, and the exercise price of the CDI Warrants is A$11.50 per CDI.

As part of the Subscription Agreements and the Confirmation Letters, the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the Shares, the shares of Common Stock issuable upon exercise of the Common Stock Warrants, the shares of common stock underlying the CDIs issued in the CDI Offering, and the shares of Common Stock underlying the CDIs issuable upon exercise of the CDI Warrants.

The securities to be sold in the Offering will be issued and sold without registration under the Securities Act, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, including under Rule 506 of Regulation D promulgated thereunder, with respect to the Shares and accompanying Common Stock Warrants in the Common Stock Offering, and Regulation S with respect to the CDIs and accompanying CDI Warrants in the CDI Offering.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is a form of corporate presentation used by the Company in discussions with certain of its securityholders and other persons.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the expected closing dates of the offering, the expected gross proceeds from the offering and the expected cash of the Company following the Offering. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal period ended December 31, 2024 that was filed with the Securities and Exchange Commission. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Anteris does not assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Corporate Presentation, dated October 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anteris Technologies Global Corp.

Date: October 24, 2025	By:	/s/ Wayne Paterson
Name: Wayne Paterson
Title: Vice Chairman and Chief Executive Officer